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                                                                    EXHIBIT 3.19

Fee: $50.00                                              ---------------------
(Minimum)                                                      F I L E D

                                    AMENDED                  JUN 27 1996
                         CERTIFICATE OF INCORPORATION     OKLAHOMA SECRETARY
FILE IN DUPLICATE    (After Receipt of Payment of Stock)       OF STATE
PRINT CLEARLY
SOS CORP. KEY:                                            For Office Use Only
                                                         ---------------------
----------------



PLEASE NOTE: This form MUST be filed with a letter from the Oklahoma Tax
                       ----
Commission stating the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000.00), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE. OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, OK 73105:

            The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

    1. A. The name of the corporation is: DACNET, INC.
                                          -----------
       B. As amended: The name of the corporation has been changed to:
       CRIMESEARCH, INC.
       -----------------
    2. A. No change, as filed.______

       B. As amended. The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

      Howard G. Barnett, Jr.
      ---------------------
          NAME

      2407 East Skelly Drive, Tulsa, Tulsa County, Oklahoma 74105
      ---------------------------------------------------------------
          STREET ADDRESS         CITY     COUNTY    STATE    ZIP CODE

    3. A. No change, as filed X
                             ---
       B. As amended: The duration of the corporation is:____________

    4. A. No change, as filed X
                             ---
       B. As amended: The purpose or purposes for which the corporation is formed are:

    5. A. No change, as filed X
                             ---
       B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

     NUMBER OF SHARES           SERIES          PAR VALUE PER SHARE

     Common____________                         ___________________
     Preferred_________                         ___________________
     TOTAL NO. SHARES___________         TOTAL AUTHORIZED CAPITAL_______

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             That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

             That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

             SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S. SS.1077.

             IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary, this 21st day of June, 1996.


                                             /s/ Richard A. Wimbish
                                             ---------------------------------
                                             Richard A. Wimbish, President


ATTEST:


/s/ Barbara Reid
--------------------------
Barbara Reid, Secretary

                                                               FILED

                                                             AUG 10 1989
                      CERTIFICATE OF INCORPORATION
                                   OF
                                DACNET, INC.               OKLAHOMA SECRETARY
                                                                OF STATE


             FIRST: The name of the corporation is DACNET, Inc.

             SECOND: The address of the corporation's registered office in the State of Oklahoma is 4110 South 100th E. Avenue, Suite 200, Tulsa, Oklahoma 74146. The name of the corporation's registered agent at such address is Charles
R. Dees.

             THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

             FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 50,000, each of the shares having a par value of $1.00 thereby resulting in the corporation having total authorized capital stock in the amount of $50.000 all of which shall be Common Stock.

             At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the corporation as originally filed or by an amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case, the consideration to be received by the corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors.

             FIFTH: The name and mailing address of the sole incorporator is as follows:

                           Name              Mailing Address
                           ----              ---------------

                     Michael T. Bass         2000 Fourth National Bank Building
                                             Tulsa, Oklahoma 74119

             SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

        (a) To adopt, amend or repeal the Bylaws of the corporation.

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              (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of the corporation.

              (c) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

              (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

              (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

           SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this corporation or of any creditor or shareholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Statutes, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors and/or on all the shareholders or class of shareholders of this corporation, as the case may be, and also on this corporation.

           EIGHTH: Meetings of shareholders may be held within or without the State of Oklahoma, as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) inside or outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

           NINTH: To the extent permitted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

            TENTH: The Board of Directors is expressly authorized to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent and in the manner permitted by the laws of the State of Oklahoma.

            ELEVENTH: No director shall be personally liable to the corporation or its shareholders for monetary damages for breach of such director's fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director as follows:

               (a) For any breach of the director's duty of loyalty to the corporation or its shareholders; or

               (b) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or

               (c) Any liability for the unlawful payment of dividends or an unlawful stock redemption, in accordance with Section 1053 of Title 18 of the Oklahoma Statutes; or

              (d) Any transaction from which the director derived an improper personal benefit.

           TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon the shareholders herein are granted subject to this reservation.

            THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this Certificate, hereby declaring and certifying that this is the act and deed of the undersigned and that the facts herein stated are true, as of this 8th day of August, 1989.


                                /s/ Michael T. Bass
                                ------------------------
                                Michael T. Bass